EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-104254 of IDACORP, Inc. on Form S-8 of our report dated June 24, 2008, relating to the financial statements and financial statement schedule of the Idaho Power Company Employee Savings Plan, appearing in this Annual Report on Form 11-K of the Idaho Power Company Employee Savings Plan for the year ended December 31, 2007.

DELOITTE & TOUCHE LLP

Boise, Idaho
June 24, 2008